Exhibit 5.1

HOGAN & HARTSON
L.L.P.

111 SOUTH CALVERT STREET
BALTIMORE, MD 21202
TEL (410) 659-2700
FAX (410) 539-6981
WWW.HHLAW.COM

August 18, 2005

Board of Directors
Fieldstone Investment Corporation
11000 Broken Land Parkway
Suite 600
Columbia, Maryland 21044

Ladies and Gentlemen:

We are acting as counsel to Fieldstone Investment Corporation, a Maryland corporation (the “Company”), in connection with its registration statement on Form S-8, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the registration of up to 2,690,616 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, which have been or may from time to time be issued pursuant to the Fieldstone Investment Corporation Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.                An executed copy of the Registration Statement.

2.                A copy of the Plan.

3.                The Articles of Amendment and Restatement of the Company, as certified by the Maryland Department of Assessments and Taxation on July 14, 2005 and as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.                The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect.

5.                An action by written consent of the Board of Directors of the Company dated November 10, 2003 and resolutions of the Board of Directors adopted on August 2, 2005, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the approval of the Plan and the filing of the Registration Statement.

6.                An action by written consent of the sole stockholder of the Company dated November 10, 2003, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the approval of the Plan.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement.

HOGAN & HARTSON L.L.P.

Board of Directors
Fieldstone Investment Corporation
August 18, 2005

This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.